As filed with the Securities Exchange Commission on March 4, 2022

Registration No. 333-_________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REED’S, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2177773
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

201 Merritt 7 Corporate Park, Norwalk, CT	06851
(Address of Principal Executive Offices)	(Zip Code)

Reeds, Inc. 2020 Equity Incentive Plan, as amended December 30, 2021

(Full title of the plan)

Norman E. Snyder, Jr.

Chief Executive Officer

201 Merritt 7 Corporate Park
Norwalk, CT 06851

(Name and address of agent for service)

(203) 890-0564

(Telephone number, including area code, of agent for service)

with copies to:

Ruba Qashu, Partner

Raines Feldman LLP

18401 Von Karman Avenue, Suite 360
Irvine, CA 92612

(949) 783-7606

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.

Large accelerated filer	☐	Accelerated filer ☐
Non-accelerated filer	☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

The Registrant previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “SEC”) on January 15, 2021 (File No. 333-252140) (the “Original Registration Statement”), whereby the Registrant registered 8,500,000 shares of common stock, $0.0001 par value per share, which were reserved for issuance in respect of awards to be granted under the Reed’s, Inc. 2020 Equity Incentive Plan (the “Plan”). On November 29, 2021, the Registrant’s board of directors adopted amendments to the Plan (the “Amended Plan”), effective upon stockholder approval, which was received on December 30, 2021, in order to increase the number of shares of common stock reserved for issuance in respect of awards to be granted under the Plan from 8,500,00 shares of common stock to an aggregate of 15,000,00 shares of common stock. This registration statement on Form S-8 (the “Registration Statement”) is being filed for the purpose of registering the additional 6,500,000 shares of common stock that are issuable under the Amended Plan. These 6,500,000 shares of common stock are additional securities of the same class as other securities for which the Original Registration Statement was filed with the SEC. Pursuant to General Instruction E to Form S-8, the contents of the Original Registration Statement are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed with the SEC by Reed’s, Inc., a Delaware corporation (the “Registrant”), are incorporated herein by reference as of their respective dates:

(a)	the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020 as filed with the SEC on March 30, 2021;

(b)	the Registrant’s Quarterly Reports on Form 10Q for the quarterly periods ended March 30, 2021, June 30, 2021, and September 30, 2021, as filed, respectively, May 17, 2021, August 12, 2021, November 9, 2021;

(c)	the Registrant’s Current Reports on Form 8-K dated January 26, 2021, January 29, 2021, February 8, 2021, February 22, 2021, March 5, 2021, March 11, 2021, April 2, 2021, May 5, 2021, May 21, 2021, July 22, 2021, August 16, 2021, October 28, 2021, and December 30, 2021; and

(d)	the description of the Registrant’s common stock set forth under the heading “Description of Securities” in the prospectus forming part of its registration statement on Form S-1 (File No. 333-221059), originally filed with the SEC on October 23, 2017, as amended on November 21, 2017, December 1, 2017 and December 4, 2017, and as may be further amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the respective filing dates of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information furnished under current Items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

See Exhibit Index immediately following the signature page.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing this Registration Statement on Form S-8 and authorized this Registration Statement to be signed on its behalf by the undersigned, in Norwalk, Connecticut on March 4, 2022.

REED’S, INC.

/s/ Norman E. Snyder Jr.
Norman E. Snyder, Jr.
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Reed’s, Inc. hereby constitutes and appoints Norman E. Snyder Jr. and Thomas J. Spisak, and each of them acting alone, his attorney-in-fact and agent, with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith or in connection with the registration of the shares of common stock under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or her substitute may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Norman E. Snyder, Jr.	Chief Executive Officer	March 4, 2022
Norman E. Snyder, Jr.	(Principal Executive Officer)

/s/ Thomas J. Spisak	Chief Financial Officer	March 4, 2022
Thomas J. Spisak	(Principal Financial Officer))

/s/ John J. Bello	Chairman of the Board	March 4, 2022
John J. Bello

/s/ Louis Imbrogno, Jr.	Director	March 4, 2022
Louis Imbrogno, Jr.

/s/ Rhonda Kallman	Director	March 4, 2022
Rhonda Kallman

/s/ Lewis Jaffe	Director	March 4, 2022
Lewis Jaffe

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3 (i)	Certificate of Amendment of Reed’s, Inc., as amended, filed herewith.

3 (ii)	Amended and Restated Bylaws of Reed’s, Inc. (Incorporated by reference to Exhibit 3 (ii) to Reed’s, Inc.’s Annual Report on Form 10-K for the period ended December 31, 2020, as filed March 30, 2021).

4.1	Form of common stock certificate (Incorporated by reference to Exhibit 4.1 to Reed’s, Inc.’s Registration Statement on Form SB-2 (File No. 333-120451)).

4.2	Reed’s, Inc. 2020 Equity Incentive Plan, as amended December 30, 2021, filed herewith.

5.1	Opinion of Raines Feldman LLP, filed herewith.

23.1	Consent of Weinberg & Company, PA, filed herewith.

23.2	Consent of Raines Feldman LLP (filed as part of Exhibit 5.1)

107	Filing fee Table, filed herewith.